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                                  Exhibit 10.38

                                    LEASE AND
                    SUBLEASE BETWEEN CAMP INVESTMENTS, L.L.C.
                                       AND
                            LITHIA REAL ESTATE, INC.

      THIS LEASE and SUBLEASE ("Lease") made and entered into this _____ day of October, 1998, by and between CAMP INVESTMENTS, L.L.C. (hereinafter sometimes referred to as "Landlord" and sometimes referred to as "Camp") with its principal business address at 4123 South Regal, Spokane, Washington, 99223, and LITHIA REAL ESTATE, INC., (hereinafter sometimes referred to as "Tenant" and sometimes referred to as "Lithia"), with its principal business address at 360
E. Jackson St., Medford, Oregon 97501

                                   WITNESSETH:

      WHEREAS, Landlord is the Owner and Lessee of certain real property hereinafter described;

      WHEREAS, Tenant desires to sublease said real property from Landlord; and

      WHEREAS, Landlord is willing to lease and sublease such property, and the improvements thereon, to Tenant, upon the terms and conditions set forth herein, so long as Tenant's obligations under this Lease and Sublease are absolutely and unconditionally guaranteed by Tenant's parent corporation, Lithia Motors, Inc. (hereinafter referred to as "Guarantor").

      NOW, THEREFORE, in consideration of the rent, covenants and agreements hereinafter set forth to be paid, observed and performed by Tenant, the observation, payment and performance of which is hereby unconditionally guaranteed by Guarantor, Landlord hereby leases, subleases and sublets to Tenant, and Tenant hereby takes, accepts and leases from Landlord, the leased premises hereinbelow mentioned, and the improvements situated thereon, for the term, at the rental, and upon the covenants and conditions hereinbelow set forth.

I. PREMISES

      A. Leased Premises

      The premises leased hereunder and covered by this Lease and Sublease are described as follows:


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      (i)   The property which is owned by Landlord, together with the improvements thereon, (including the improvements on the McKay Parcel, as hereinafter described), which property is legally described in Exhibit "A" attached hereto (hereinafter referred to as the "Owned Parcels");

      (ii) The property which is subject to a lease dated as of October 15, 1998, between Landlord, as lessee, and Julie A. McKay, as lessor. A true and correct copy of said lease, and the description of the property covered thereby, are attached hereto as Exhibits "B" and "B-1", respectively (hereinafter referred to as the "McKay Lease" and the "McKay Parcel", respectively);

      (iii) The property which is subject to a lease dated as of October 15, 1998, between Landlord, as lessee, and JPC Partnership, a Washington general partnership, as lessor, with respect to two parcels of property located on Division Street and also Jackson Street Spokane, Washington, respectively. A true and correct copy of the JPC Lease, and the property covered thereby, are attached hereto as Exhibits "C" and "C-1", respectively (hereinafter referred to as the "JPC Lease and "JPC Parcels", respectively);

      (iv) The property which is subject to a lease dated February 1, 1988, between Landlord, as lessee, and the James S. Black Marital Trust and Lloyd L. Dan and Margaret E. Day, as lessors. (hereinafter referred to as the "Black Parcel" and the "Black Lease", respectively). A true and correct copy of the Black Lease, and the property covered thereby, are attached hereto as Exhibits "D" and "D-1", respectively;

      (v) The property which is subject to a lease dated June 1, 1991, between Landlord, as lessee, and Greta M. Toll, and Rena E. Wagner and Howard C. Wagner, Co-Trustees of the Ernst H. Toll Disclaimer Trust (hereinafter referred to as the "First Toll Parcel" and the "First Toll Lease", respectively). A true and correct copy of the First Toll Lease, and the property covered thereby, are attached hereto as Exhibits "E" and "E-1", respectively;

      (vi) The property which is subject to a lease dated June 1, 1988, as subsequently amended on May 29, 1998, between Landlord, as lessee, and Greta M. Toll, and Rena E. Wagner and Howard C. Wagner, Co-Trustees of the Ernst H. Toll Disclaimer Trust, as lessor (hereinafter referred to as the "Second Toll Parcel" and the "Second Toll Lease", respectively). A true and correct copy of the Second Toll Lease, including the amendment thereto, and the description of the property covered thereby, are attached hereto as Exhibits "F", "F-1", and "F-2", respectively; and

      (vii) The property which is subject to a lease dated October 1, 1995, between Landlord, as lessee, and Bruce Barany and William Barany, as lessors (hereinafter referred to


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            as the "Barany Parcel" and the "Barany Lease", respectively). A true and correct copy of the Barany Lease, and the property covered thereby, are attached hereto as Exhibit "G" and "G-1", respectively.

      The Owned Parcels, the McKay Parcel and the JPC Parcels may hereinafter be collectively referred to as the "Camp Family Parcels", and the leases relating to such parcels may hereinafter be referred to as the "Camp Family Leases".

      The Black Parcel, the First Toll Parcel, the Second Toll Parcel and the Barany Parcel may hereinafter be collectively referred to as the "Third Party Parcels", and the leases relating to such parcels may hereinafter be referred to as the "Third Party Leases".

      Landlord represents and warrants to Tenant that, as of the date hereof, there are no defaults, by either the respective lessors or lessee, under the Camp Family Leases or the Third Party Leases. Further, Landlord covenants and agrees with Tenant that it shall comply with and faithfully perform its obligations under the Camp Family Leases and Third Party Leases.

      The Camp Family Parcels and the Third Party Parcels may hereinafter be referred to as the "Leased Premises".

      Tenant will take the Leased Premises after thoroughly having examined the same, in their existing "as is" condition and state of repair and without any representation by or on behalf of Landlord or agent representing or purporting to represent Landlord, without any warranties, expressed or implied; provided, however, to the extent Landlord has received warranties from contractors, suppliers or manufacturers, or under any of the Camp Family Leases or Third Party Leases, relating to the improvements to the Leased Premises, Landlord shall give Tenant an assignment of the benefit of such warranties, to the extent assignment is permitted; provided, further, notwithstanding anything to the contrary herein, to the best of Landlord's actual knowledge, the Leased Premises are in compliance with all Federal, State, Regional, County, City, Municipal and other governmental statutes, laws, rules, order, regulations and ordinances affecting any part of the Leased Premises, or the use thereof as the same are in effect on the date hereof.

      B. Delivery of Premises

      The Leased Premises shall be delivered to Tenant, for Tenant's use, enjoyment, and occupancy, on the date first set forth above.

      C. Absolute Net Lease

      In addition to the payment of rent, as provided herein, Tenant shall be responsible for payment of all insurance, repair and maintenance, janitorial, taxes and other costs related or incidental to Tenant's use of the Leased Premises.


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II. TERM

      A. Camp Family Parcels Term

      The lease term for the Camp Family Parcels shall be a period of ten (10) years beginning on the later of the delivery of the premises to Tenant, or September 1, 1998, ( the "Commencement Date"), and expiring ten (10) years from the Commencement Date, ( the "Expiration Date"), unless extended or sooner terminated as hereinafter provided.

      B. Third Party Parcels Term

            (1) Black Parcel. The lease term for the Black Parcel shall be the same as the term set forth in the Black Lease.

            (2) First Toll Parcel. The lease term for the First Toll Parcel shall be the same as the term set forth in the First Toll Lease.

            (3) Second Toll Parcel. The lease term for the Second Toll Parcel shall be the same as the term set forth in the Second Toll Lease.

            (4) Barany Parcel. The lease term for the Barany Parcel shall be the same as the term set forth in the Barany Lease.

      C. Option To Extend Term for Camp Family Parcels

      Landlord agrees that Tenant shall have and is hereby granted eight (8) successive options to extend the term of the Lease, with respect to the Camp Family Parcels only, each for a period of five (5) years, each such extended term to begin respectively upon the expiration of the then current term of this Lease or any extension thereof, as the case may be, and all of the covenants and conditions of this Lease shall apply to each extended term, provided on the express condition that at the time of the exercise of the option, and at all times after the exercise of the option and prior to the commencement of any such extension, Tenant shall not be in default under the Lease for a default which it has failed to cure within the applicable cure period; this condition may be waived by Landlord at his sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant's exercise of any option. Tenant agrees to give written notice to Landlord at least six (6) months, but not more than one (l) year before expiration of the then current term of this Lease as to whether Tenant desires to extend this Lease, with respect to the Camp Family Parcels only, for the next five (5) year period, and in the event Tenant fails to give such written notice, the right, privilege and option to extend this Lease shall become null and void. Landlord, at its sole discretion may agree to shorten the notice period for exercising any such option to extend the term of the Lease,


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with respect to the Camp Family Parcels. Upon receipt of notice from Tenant of its intention to exercise any option to renew, Landlord will give notice to the Landlord under the Camp Family Leases.

      Tenant shall have no other right to extend the term of this Lease, with respect to the Camp Family Parcels, beyond the eighth (8th) successive extended five (5) year term.

      D. Option To Extend Term for Third Party Parcels

            (1) Black Parcel. Tenant shall have no option to extend the lease term for the Black Parcel, except to the extent extension is permitted as set forth in the Black Lease.

            (2) First Toll Parcel. Tenant shall have no option to extend the lease term for the First Toll Parcel , except to the extent extension is permitted as set forth in the First Toll Lease.

            (3) Second Toll Parcel. Tenant shall have no option to extend the lease term for the Second Toll Parcel, except to the extent extension is permitted as set forth in the Second Toll Lease.

            (4) Barany Parcel. Tenant shall have no option to extend the lease term for the Barany Parcel, except to the extent extension is permitted as set forth in the Barany Lease.

Tenant shall give Landlord notice of its intent to extend the term of any Third Party Lease within thirty (30) days of the time required for notice of intent to extend under any such Third Party Lease. Upon receipt of Tenant's notice to Landlord of its intention to extend the term of any Third Party Lease, Landlord will direct a corresponding notice of intention to extend to the pertinent third party landlord.

In the event Tenant elects not to extend the term of any Third Party Lease, or Tenant is unable to extend the term of any Third Party Lease, then, with respect to any such Third Party Lease, this Lease and Sublease shall terminate upon the termination of such Third Party Lease.

III. RENT

      A. Initial Rent. Tenant shall pay Rent for the Leased Premises in equal monthly installments, as follows:

            (1) Camp Family Parcels


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      Rent for the Camp Family Parcels, during the initial term of this Lease, shall be Fifty Thousand Dollars ($50,000) per month, in advance on the first
(1st) day of each calendar month included in the Term, as the same may be extended.

      (2) Third Party Parcels

            (a) Black Parcel. Rent for the Black Parcel shall be the same as is set forth in the Black Lease.

            (b) First Toll Parcel. Rent for the First Toll Parcel shall be the same as is set forth in the First Toll Lease.

            (c) Second Toll Parcel. Rent for the Second Toll Parcel shall be the same as is set forth in the Second Toll Lease.

            (d) Barany Parcel. Rent for the Barany Parcel shall be the same as is set forth in the Barany Lease.

      All Rent shall be paid in lawful money of the United States at the address of Landlord set forth in this Lease or at such other place as Landlord in writing may designate. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay the prorata portion of the Rent installment for each day of such portion, payable in advance at the beginning of such portion. Upon receipt of Rent from Tenant, Landlord covenants and agrees to pass through, to its lessor, that portion of the rent attributable to the Camp Family Leases, excluding the Owned Parcels, and the Third Party Leases.

      B. Rent Adjustment

      (1) Camp Family Parcels

      During the initial term of this Lease, commencing on the second anniversary of the Commencement Date and thereafter annually on each subsequent anniversary of the Commencement Date during the original term of this Lease, monthly Rent payable hereunder, with respect to the Camp Family Parcels only, shall be increased from that payable in the immediately preceding lease year by the lesser of (i) two percent (2%), or (ii) the same percentage as the increase, if any, that the Consumer Price Index "U.S. City Average, All Items, All Urban Consumers, 1967 = 100" published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI"), has increased during the immediately preceding lease year, by comparing the CPI published at the commencement date of the immediately preceding lease year and that published at the end of said preceding lease year. In no event shall Rent increase by more than two percent (2%) during any single year. In the event the CPI shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the percentage increase shall be made with the use of such conversion factor, formula, or table for converting such index as may be published by the Bureau of Labor Statistics.


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If publication of the index is discontinued, the parties hereto shall select another index which best measures inflation in the Spokane, Washington area for purposes of making these calculations

      On the first day of a renewal term (if any), and annually thereafter, and any subsequent renewal term (if any), and annually thereafter, monthly Rent payable hereunder shall be increased from that payable in the immediately preceding year by the the same percentage as the increase, if any, that the CPI has increased during the immediately preceding term, by comparing the CPI published at the commencement date of the immediately preceding year and that published at the end of said preceding year; provided, however, notwithstanding the foregoing, the maximum rental adjustment in any lease year shall not exceed six (6.00%) percent.

      (2) Third Party Leases

            (a) Black Parcel. Rent for any extension period for the Black Parcel shall be the same as is set forth in the Black Lease.

            (b) First Toll Parcel. Rent for any extension period for the First Toll Parcel shall be the same as is set forth in the First Toll Lease.

            (c) Second Toll Parcel. Rent for any extension period for the Second Toll Parcel shall be the same as is set forth in the Second Toll Lease.

            (d) Barany Parcel. Rent any extension period for the Barany Parcel shall be the same as is set forth in the Barany Lease.

      To the extent rent during any extension period of any Third Party Lease is subject to further negotiation, Landlord shall include Tenant in any such negotiation, and Landlord shall not agree to any adjustment of the rent under any such Third Party Lease without obtaining Tenant's prior consent.

      C. Surcharge

      Tenant acknowledges that late payment by Tenant to Landlord of the Rent and any other sums required to be paid by Tenant to Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, costs incurred by Landlord under the Third Party Leases, processing and accounting charges, and-late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises.

      Therefore, if any installment of rent due from Tenant is not received by Landlord when due, or any other sum required to be paid by Tenant to Landlord or others as provided for in this Lease, is not received when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent or such other delinquent obligation as a surcharge. Failure to pay "any other sums" due hereunder shall mean the failure to pay such sums after ten (10) days notice from Landlord. Failure


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to pay the rent when due shall be construed to mean the failure to mail the monthly rent to Landlord on or before the first (1st) business day of the month with postmark affixed thereto or to deliver the rent to the Landlord by the tenth (10th) calendar day of the month. In addition, if any installment of real property taxes, or other such sums required to be paid to Landlord by Tenant, as the case may be, is not received by Landlord thirty (30) days prior to said real property taxes becoming delinquent, or ten (10) days after Landlord renders a statement, whichever is later, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue real property taxes, or other such sums required to be paid to Landlord by Tenant, as a surcharge. Failure to pay real property taxes, or other such sums required to be paid to Landlord by Tenant, on time shall be construed to mean the later of the failure to mail with postmark affixed thereto, or deliver to the Landlord, the real property taxes to Landlord on or before thirty (30) days prior to the real property taxes becoming delinquent, or ten (10) days after Landlord renders a statement for other such sums required to be paid to Landlord by Tenant.

      The parties agree that this surcharge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any surcharge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

      D. Negation of Partnership

            Landlord shall not become or be deemed a partner or joint venturer with Tenant by reason of the provisions of this Lease.

      IV. USE; LIMITATIONS ON USE

      A. Use

      Subject to the absolute use restrictions and rights of termination in
Section IV.B.I. of this Lease, Tenant shall use the Leased Premises for the conduct of an automotive sales, service and repair business, and for other purposes so long as such purposes are incidental and complimentary to the primary use, and for no other use without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.

      Tenant acknowledges that its identity, skill, experience and reputation, and its present business and intended use of the Leased Premises are material considerations to Landlord's entry into this Lease.


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      B. Limitation on Use

      1. Compliance with Laws

      Tenant shall, at its sole cost and expense, comply and shall cause the Leased Premises to comply with a) all Federal, State, Regional, County, City, Municipal and other governmental statutes, laws, rules, order, regulations and ordinances affecting any part of the Leased Premises, or the use thereof as the same are in effect on the date hereof and may be hereafter modified, amended, or supplemented; provided, however, to the extent such compliance requires making any structural, unforeseen or extraordinary changes to the Leased Premises, and such changes were not caused directly or indirectly by Tenant's impermissible uses of the Leased Premises, and Landlord and Tenant are unwilling to make such required changes, then this Lease, with respect to that portion of the Property so effected, may be terminated by either party, with the rent to abate pro rata for the the Camp Family Parcels, and the rent to abate as provided in the Third Party Leases; provided, however, Tenant may, subject to Landlord's prior written approval of required changes, which approval shall not be unreasonably withheld, make such changes at its sole cost and expense and, in the event of such an election, this Lease shall not terminate, but shall continue in full force and effect.

      Tenant shall not do or permit to be done in or about the Leased Premises, not bring to, keep, or permit to be brought or kept in the Leased Premises, anything which directly or indirectly is forbidden by law, ordinance or governmental or municipal regulation or order, or by any rules, orders or regulations of the applicable Board of Fire Underwriters; all rules and regulations of the National Board of Fire Underwriters, Landlord's casualty insurer(s) and other applicable insurance rating organizations, or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Leased Premises, or which may be dangerous to life, limb or property. Tenant shall, at its own expense, make any such improvements, repairs, or installations as may be necessary to satisfy this covenant and shall at all times during the term of this Lease, promptly comply with all such requirements, whether now or hereafter in effect.

      Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other party with copies of (as applicable), any notices alleging violation of any statute, ordinance, law, rule, or regulation relating to any portion of the Leased Premises; and claims made or threatened in writing regarding such noncompliance and relating to any portion of the Leased Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with such laws and relating to any portion of the Leased Premises.


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      2. Cancellation of Insurance; Increase in Insurance Rates

      Tenant shall not do, bring or keep anything in or about the Leased Premises that will cause a cancellation of any insurance covering the Leased Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within ten (10) days before the date Landlord is obligated to pay a premium on the insurance, or within ten
(10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant in the Leased Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

      3. Waste; Nuisance

      Tenant shall use, maintain and occupy the Leased Premises in a careful, safe and proper manner.

      Tenant shall not use the Leased Premises in any manner that will constitute a waste, nuisance, or unreasonable annoyance (including, without limitation; a) the use of loudspeakers or sound or light apparatus in violation of any law, rule, regulation or ordinance); b) cause or permit objectionable odors to emanate or to be dispelled from the Leased Premises, to owners or occupants of adjacent properties, or Landlord, in violation of any emission standards established by federal, state or local law, ordinance, statute, rule or regulation.

      Any and all exterior trash and garbage facilities of Tenant shall be in compliance with all local laws, rules, regulations, or ordinances.

      4. Hazardous Waste

                  4.1 Tenant's Environmental Compliance. Tenant will not cause nor permit any activities in the Leased Premises which directly or indirectly could result in the Leased Premises, or any other property becoming contaminated with dangerous, hazardous or toxic waste or substances. For purposes of this Lease, the terms "hazardous materials" or "dangerous, hazardous or toxic waste or substances" means any substance or material defined or designated as dangerous, hazardous or toxic waste, dangerous, hazardous or toxic material, a dangerous, hazardous, toxic or radioactive substance, or other similar term by any applicable federal, state or local statute, regulation or ordinance now or hereafter in effect, including, without limitation, a dangerous, hazardous or toxic substance or waste, as defined under Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; Resource Conservation and Recovery Act, 42 U.S.C. Section 9601 et seq.; and the Model Toxics Control Act, RCW 70.105A, B, C, and D, et seq.; and the regulations promulgated thereunder. To eliminate any possibility for dispute between Landlord and Tenant with respect to the extent of Tenant's obligations to Landlord under the terms of this Article, Tenant shall, among other things, from and after the Commencement Date, be


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exclusively responsible for the integrity of all facilities at the Leased
Premises which handle, treat, store, recycle or dispose of Hazardous Materials.

            4.2 Indemnity.

                  a. By Tenant. Tenant will indemnify, defend and hold Landlord harmless from and against any and all Claims, demands, Expenses, damages, costs, losses, liens, liabilities, penalties, fines and lawsuits and other proceedings (including attorneys' fees) arising directly or indirectly from or out of, or in any way connected with any Environmental Condition or Environmental Noncompliance on the Leased Premises arising during the term of this Lease and as a result of Tenant's use of the Leased Premises (but specifically excluding Environmental Conditions that existed on the Leased Premises as of the date of this Lease), and as a result of any activities by Tenant, its agents, customers, purveyors, contractors, subcontractors, or concessionaires in the Leased Premises during Tenant's possession or control of the Leased Premises, which result directly or indirectly in the Leased Premises or any other property becoming contaminated with dangerous, hazardous or toxic waste or substances or the clean-up of dangerous, hazardous or toxic waste or substances from the Leased Premises and arising out of Tenant's use of the Leased Premises. Tenant shall be solely responsible for all costs and expenses relating to the clean-up of dangerous, hazardous or toxic waste or substances from the Leased Premises which become contaminated with dangerous, hazardous or toxic waste or substances during the term of this Lease and as a result of Tenant's activities on the Leased Premises or Tenant's personal property on the Leased Premises.

                  b. By Landlord. Landlord will indemnify, defend, and hold Tenant harmless from and against any and all Claims, demands, Expenses, damages, costs, losses, liens, liabilities, penalties, fines and lawsuits and other proceedings (including attorneys' fees) arising directly or indirectly from or out of, or in any way connected with, the existence of any Environmental Condition or Environmental Noncompliance on the Leased Premises prior to Tenant's occupancy and the date hereof, which resulted directly or indirectly in the Leased Premises or any other property becoming contaminated with dangerous, hazardous or toxic waste or substances or the clean-up of dangerous, hazardous or toxic waste or substances from the Leased Premises. Landlord shall be solely responsible for all costs and expenses relating to the clean-up of dangerous, hazardous or toxic waste or substances from the Leased Premises which is contaminated with dangerous, hazardous or toxic waste or substances prior to the term of this Lease. Landlord and Tenant both acknowledge receipt of a Level I Environmental Site Assessment, dated October 9, 1998, and prepared by Budinger & Associates, Inc., which identifies certain potential Environmental Conditions which may exist on the Camp Family Parcels as of the date hereof.

            4.3 Environmental Investigation. In the event that Environmental Conditions or Environmental Noncompliance are discovered at the Leased Premises subsequent to the date hereof, Tenant shall promptly notify Landlord of the condition(s), whether or not such Environmental Conditions or Environmental Noncompliance are thought to be attributable to the activities of Landlord or its predecessors in interest, or of Tenant. Landlord shall have the right, subject to


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Tenant's right to participate should it so desire, to manage and control all investigations to determine the location, type, extent, and source of the Environmental Condition or Environmental Noncompliance. Except to the extent required by any Governmental Entity or applicable law, Tenant shall have no right to conduct environmental testing or audits of the Camp Family Parcels, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. Both parties shall maintain the confidentiality of, and not disclose to others, any information determined by such investigations, except as required by a Governmental Entity or applicable law.

            4.4 Remedial Action Responsibility.

                  a. By Tenant. With respect to any Environmental Noncompliance or Environmental Condition applicable to the Leased Premises, attributable to Tenant's use or occupancy of the Leased Premises for which Tenant is responsible in accordance with this Seciton 4, and without in any way limiting the scope of Tenant's obligations under the indemnification provisions in Section 4.2(a) above, as between Tenant and Landlord, Tenant will be responsible for the initiation of all investigations, studies, cleanup, corrective action or response or remedial action required by any local, state or federal government agency now or hereafter authorized to regulate environmental matters (hereinafter "Governmental Entities"), or by any consent decree, or court or administrative order now or hereafter applicable to the Leased Premises, or by any federal, state or local law, regulation, rule or ordinance now or hereafter in effect resulting during Tenant's use and occupancy of the Leased Premises and resulting from Tenant's activities on the Leased Premises. Tenant will pay all costs in connection with such actions, including, without limitation, installation, operation, maintenance, testing, monitoring costs, preparation of plans, designs, applications, studies and reports by or for Governmental Entities or other regulating agencies, the preparation of closure or other required plans, the retention of legal counsel, engineers, and other expert consultants. Subject to the limitations set forth herein, Tenant shall have the responsibility and right to manage and control all investigations and any environmental cleanup, remediation, or related activities relating to matters for which Tenant is responsible in accordance with this section. Tenant, however, may not negotiate with, fulfill any requirements or claims made by a Governmental Entity or third party, settle or contest such requirement or third-party claim without the express approval of Landlord, such approval shall not be unreasonably withheld, and Landlord shall have the right to participate fully in any and all meetings, negotiations or decisions relevant to the investigation or remediation of Environmental Conditions at the Leased Premises

            b. By Landlord. With respect to any Environmental Noncompliance or Environmental Condition applicable to the Leased Premises existing prior to the date of this Lease, for which Landlord is responsible in accordance with this
Section 4, and without in any way limiting the scope of Landlord's obligations under the indemnification provisions in Section 4.2(b) above, as between Landlord and Tenant, Landlord will be responsible for the initiation of all investigations, studies, cleanup, corrective action or response or remedial action required by any local, state or federal government agency now or hereafter authorized to regulate environmental matters (hereinafter "Governmental Entities"), or by any consent decree, or court or administrative order now or hereafter applicable to the Leased Premises, or by any federal, state or local law, regulation, rule or ordinance now or hereafter in effect relating to an Environmental Condition or Environmental Noncompliance existing on the Leased Premises as of the date of this Lease. Landlord will pay all costs in connection with such actions, including, without limitation, installation, operation, maintenance, testing, monitoring costs, preparation of plans, designs, applications, studies and reports by or for Governmental Entities or other regulating agencies, the preparation of closure or other required plans, the retention of legal counsel, engineers, and other expert consultants. Subject to the limitations set forth herein, Landlord shall have the responsibility and right to manage and control all investigations and any environmental cleanup, remediation, or related activities relating to matters for which is Landlord is responsible in accordance with this section. Landlord, however, may not negotiate with, fulfill any requirements or claims made by a Governmental Entity or third party, settle or contest such requirement or third-party claim without the express approval of Tenant., such approval shall not be unreasonably withheld, and Tenant. shall have the right to participate fully in any and all meetings, negotiations or decisions relevant to the investigation or remediation of Environmental Conditions at the Leased Premises

            4.5 Definitions.

                  a. As used herein, "Environmental Conditions" means conditions of the environment, including natural resources (including flora and fauna), soil, surface water, groundwater, any present or potential drinking water supply, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by Tenant, or Landlord as the case may be, or their respective agents, representatives, employees, business guests or invitees, or independent contractors.

                  b. As used herein, "Environmental Noncompliance" means, but is not limited to: (1) the release of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any federal, state or local law, regulation, rule, ordinance, plan or other; (2) any noncompliance with federal, state or local requirements governing occupational safety and health; (3) any facility operations, procedures, designs, etc. which do not conform to the statutory or regulatory requirements of any other Environmental Law intended to protect public health, welfare and the environment; and (4) the operation of any facility or equipment in violation of any permit condition, schedule of compliance, administrative or court order which have resulted from, directly or indirectly, Tenant's or Landlord's activities on the Leased Premises.

                  c. As used herein "Claims" shall include, without limitation; claims, demands, suits, causes of action for personal injury or property damage (including any depreciation of property values, lost use of property, consequential damages arising directly or indirectly out of Environmental Conditions; actual damages to natural resources; claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under state, federal , or local or other Environmental Law, a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to RCRA; claims for restitution, contribution or equitable indemnity from third parties or any governmental agency; fines, penalties, liens against property; claims for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts; and, with regard to any present or former employees, exposure to or injury from Environmental Conditions.

                  d. As used herein, "Expenses" shall include any liability, loss, cost or expense including, without limitation, costs of investigation, cleanup, remedial or response action, the costs associated with posting financial assurances for the completion of response, remedial or corrective actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, retention of engineers and other expert consultants, legal counsel, capital improvements, operation and maintenance testing and monitoring costs, power and utility costs and pumping taxes or fees, and administrative costs incurred by governmental agencies.

            4.6 Inspection Rights. Notwithstanding any other provision of this lease to the contrary, Landlord shall have the right to enter and inspect the Premises, including but not limited to all structures thereon and the business operations of Tenant, upon reasonable notice and in a manner so as not to interfere unreasonably with the conduct of tenant's business, to investigate the possibility of any Environmental Condition or Environmental Noncompliance at, upon, about or under the Premises. Landlord may exercise this right in its reasonable discretion. During such inspection, Landlord shall have the right to take such samples and conduct such tests as it or its environmental consultants may determine in its or their discretion to be necessary or advisable. Tenant shall have the right to split samples of any samples so taken. The incurrence by Landlord of any expense under the provisions of this Section D shall not impair any claim for indemnification Landlord may have under the provisions of this Article.

            4.7 Survival of Article. The provisions of this Article shall survive, and remain in full force and effect after, the date hereof and termination of the lease term.

      5. Overloading

      Tenant shall not do anything on the Leased Premises that will cause damage to the Leased Premises.

      The Leased Premises shall not be overloaded with heavy articles which would exceed the floor load or roof load which the floor or roof was designed to carry. No machinery, apparatus, or other appliance shall be used or operated in or on the Leased Premises that will in any manner injure, vibrate or shake the Leased Premises.

      6. Compliance with Third Party Leases

      Tenant shall not conduct any activity on the Third Party Parcels which would constitute or cause an event of default under any of the Third Party Leases. Except as may expressly provided herein, Tenant shall comply with the terms, conditions and covenants applicable to the tenant or lessee under the Third Party Leases.

      V. TENANT'S MAINTENANCE AND REPAIR OF LEASED PREMISES

      Except as provided in Section XI and I.A., Tenant, at its sole cost and expense, Tenant shall make any and all repairs and replacements to the Leased Premises and shall maintain the Leased Premises in good order and condition; and except as provided in Section XI.

      Tenant shall also be liable for any injury sustained by any person or any damage to the Leased Premises.

      If Tenant refuses or neglects to maintain, repair, or replace property as required hereunder to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand giving thirty (30) days notice, Landlord may make such maintenance, repairs, or replacement without liability to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's reasonable cost for making such maintenance, repair, or replacement upon presentation of bill therefor, as additional rent.

      VI. IMPROVEMENTS

      Tenant shall not make any alteration, additions or improvements to the Leased Premises without Landlord's written consent first had and obtained except for nonstructural exterior and interior changes not exceeding $35,000 per project and $100,000 in the aggregate. Landlord hereby consents to the installation by Tenant of a phone system, and computer system with any necessary cabling, and the installation of any specialized equipment or machinery required for the operation of Tenant's business, to the extent the same can be installed without damage to the Leased Premises. Any and all alteration, additions and improvements shall be constructed: (i) at Tenant's sole cost and expense by licensed and bonded contractors reasonably acceptable to Landlord; (2) in conformity with applicable building codes and all other necessary or advisable permits and licenses; copies of which shall be furnished to Landlord before work commences; and (3) in a good and workmanlike manner and diligently prosecuted to completion. Any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, shall be promptly replaced and corrected at Tenant's expense.

      Any and all alterations, additions and improvements to the Leased Premises, not including Tenant's machinery and equipment, shall be deemed to have attached to the freehold and to inure to the benefit of Landlord and shall remain on and be surrendered with the Leased Premises on expiration or termination of the lease term including any extension thereof without compensation to Tenant; provided, however, if not less than ninety (90) days after the expiration or sooner termination of this Lease or any extension thereof, Landlord so elects ("Election Right") by written notice to Tenant, Tenant shall promptly remove all such alterations, additions or improvements

(unless such alterations, additions or improvements have been approved by Landlord) which were so made during the term of this Lease or any extension thereof to the Leased Premises and which are designated in said notice and shall repair any damage occasioned by the original installation or removal and shall restore the Leased Premises to new condition substantially the same as existed prior to the alterations, additions or improvements ("Restoration Work"); and, in default thereof, Landlord may at its option effect said removals and repairs at Tenant's expense. Such Election Right by Landlord shall survive the expiration or sooner termination of the lease term notwithstanding anything to the contrary contained in this Section VI. In the event Tenant fails or refuses to perform such Restoration Work within thirty (30) days after Tenant's receipt of Landlord's Election Right Notice, Landlord may perform same without notice to Tenant and charge Tenant all reasonable costs and expenses associated with such Restoration Work.

      VII. LIENS

      No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Leased Premises. Tenant will indemnify and save Landlord harmless from any and all costs and expenses, including reasonable attorneys' fees, suffered or incurred as a result of any such lien against Landlord's interest that may be filed or claimed in connection with or arising out of work undertaken by the Contractors. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its Contractors on or about the Leased Premises.

      If any mechanic's or other liens shall at any time be filed against the Leased Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Leased Premises through or under Tenant, and regardless of whether any such lien is asserted against the interest of Landlord or Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the reasonable satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorney's fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the Prime Rate as published in the Wall Street Journal, plus five percent (5%), shall be due and payable by Tenant to Landlord.

      VIII. TAXES: ASSESSMENTS

      A. Personal Properly Taxes

      Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Tenant's personal property installed or located in, on, or about the Leased Premises during the term of this Lease.

      B. Real Property Taxes

      1. Tenant To Pay All Taxes

      Tenant shall pay to the appropriate taxing authority, as additional rent, its prorata share of any and all real estate taxes, ad valorem taxes and assessments, assessments, surcharges and municipal or government charges, general and special, ordinary and extraordinary, of every kind and nature whatsoever attributable to the Leased Premises (excluding any transfer or excise tax imposed as a consequence of Landlord's transfer or assignment of its interest in this Sublease) which may be levied, imposed or assessed during any fiscal tax year which occurs wholly or partially during the term of this Lease against all of the land, buildings and other real property improvements of the Leased Premises.

      If any general or special assessment is levied and assessed, Landlord can elect to either pay the assessment in full or use the installment payment method as authorized by the appropriate levying authority. If Landlord pays the assessment in full, Tenant shall pay to Landlord each time a payment of real property taxes is made a sum equal to that which would have been payable, had Landlord elected to pay such assessment under the installment payment method (as both principal and interest, at the rate of interest utilized by the taxing authority), had Landlord used the optional installment payment method; provided, however, Tenant shall be entitled to pay such assessment in full at the time Landlord pays it in full.

      At any time during the lease term, if Tenant has not paid when due any tax payment required hereunder or under the Third Party Leases, Landlord may elect to require the real property taxes be paid by Tenant in equal monthly installments in such amounts as are estimated and billed for each tax year by Landlord at the commencement of the lease term and at the beginning of each successive tax year during the lease term, each such installment being due on the first day of each calendar month. At any time during a tax year, Landlord may re-estimate the real properly taxes and thereafter adjust Tenant's monthly installments payable during the tax year to reflect more accurately Tenant's real property taxes. Within thirty (30) days after Landlord's receipt of tax bills for each tax year, or such reasonable time thereafter, Landlord will notify Tenant of the amount of real property taxes for the tax year in question. Any overpayment or deficiency in Tenant's payment of the real property taxes for each tax year shall be adjusted between Landlord and Tenant, and Landlord and Tenant hereby agree that Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within fifteen (15) days of the aforesaid notice to Tenant, such amount necessary to effect such adjustment. The failure of Landlord to provide such notice within the time prescribed above shall not relive Tenant of any of its obligations hereunder. Notwithstanding the foregoing, if Landlord is required under law to pay real property taxes in advance, Tenant agrees to pay Landlord, upon commencement of the term of this Lease, an amount equal to the real property taxes for the entire tax year in which the term of this Lease commences, and in such event, at the termination of this Lease, Tenant shall be entitled to a refund of real property taxes paid which are attributable to a period after this Lease expires.

      2. Proration of Tenant Tax Liability

      Tenant's liability to pay the real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at its commencement and expiration. The term "tax year" shall mean calendar year.

      IX. UTILITIES AND SERVICES

      Tenant shall make all arrangements for and pay before delinquency all utilities and services including, without limitation, gas, electricity, water, sewer, transit, telephone service, trash collection.

      If any utility lines which serve the Leased Premises are not maintained by a utility supplier or another party, Tenant shall cause such utility lines to be maintained in good order, repair and condition. that Landlord shall not be responsible for any utility failure.

      X. INSURANCE AND INDEMNITY; TENANT'S POSSESSION AT OWN RISK

      A. Tenant's Possession at Own Risk

      Tenant covenants and agrees that neither the Landlord nor his agents shall be liable in any way for personal injuries or property damages sustained by Tenant, or by any occupant of the Leased Premises, or by any other persons or organizations claiming through Tenant, resulting from the condition, state of repair, or use of the Leased Premises, or any part thereof, or of any equipment therein or appurtenances thereto, or resulting directly or indirectly from any act or neglect of any tenant or occupant therein or of any other person or persons, except for Landlord or its agents. All personal property of every kind and description which may at any time be in, upon or about the Leased Premises shall be there at Tenant's sole risk, or at the risk of those claiming through Tenant, and neither Landlord nor its agents shall be liable for damage to said property or for any loss suffered by Tenant's business or occupation caused by water or other liquid from any source whatever, or by the bursting, overflowing, or leaking of sewer pipes, or by the plumbing, heating or air conditioning equipment, or by electric wires, gas or odors.

      B. Indemnities

      Tenant covenants, agrees and warrants that it will indemnify and hold Landlord and their employees, agents and contractors free and harmless of and from any and all loss, damage, liability or expense (including attorneys' fees and other costs incurred in connection with litigation or the defense of claims, whether or not claims involves litigation) resulting from any actual or alleged injury to any person, or from any actual or alleged loss of or damage to any property arising from any occurrence in, upon or about the Leased Premises or arising from Tenant's use or occupancy of the Leased Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in, upon or about the Leased Premises, or arising from breach of any obligation on Tenant's part to be performed under the terms of this Lease, or arising wholly or in part from any tortious act, neglect, fault or omission of Tenant, or any person claiming under Tenant or its contractors, agents, employees, visitors, invitees, licensees or concessionaires in, upon or about the Leased Premises; provided, however, Tenant or its agents shall not be required to indemnify Landlord from or against claims or losses resulting from Landlord's own negligence or willful misconduct. The indemnification provided for in this paragraph with respect to any tortious acts or omissions during the term of this Lease shall survive any termination or expiration of this Lease.

      C. Fire Insurance on Building and Other improvements

      Tenant shall maintain on the Leased Premises a policy of fire insurance to the extent of full replacement value (without deduction for depreciation), including, at Landlord's option, endorsements for extended coverage, vandalism and malicious mischief, special extended perils (all risk), earthquake (if available at commercially reasonable rates) , operation of building laws; provided however if Landlord elects not to require Tenant to maintain earthquake insurance, Tenant shall repair or replace any damage caused by an earthquake within 120 days of such occurrence.

      The insurance policy shall be issued in the names of Tenant, Landlord and Landlord's lender, as their interests appear, and the loss, if any, under such policy shall be payable to Tenant, Landlord and Landlord's lender, as their interests may appear, providing that the proceeds of insurance are made available for restoration of the premises as required herein, and providing that said insurance policy may not be canceled or otherwise terminated without the insurance company first giving Landlord and its lender at least thirty (30) days written notice of cancellation; provided further, nothing herein shall be construed to give Landlord or its Lender rights in the proceeds of any insurance policy insuring Tenant's equipment and other personalty, and the proceeds of insurance for any loss to Tenant's equipment and other personalty shall be the property of Tenant.

      D. Public Liability and Property Damage Insurance

      Tenant, at its cost, shall procure and maintain commercial general liability insurance and property damage insurance with a single combined liability limit of no less than $2,000,000.00 insuring and indemnifying both Tenant and Landlord and their authorized representatives and employees against any and all claims, demands, losses, damages, liabilities and expenses (including, but not limited to, reasonable attorneys' fees, reasonable investigative and discovery costs, and court costs) for any injury to any person, or for any loss of or damage to any property from any cause whatsoever arising from or related to the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto.

      This public liability and property damage insurance shall carry a contractual coverage endorsement specifically insuring the performance by Tenant of its indemnity agreement contained in Section X.B.

      Tenant shall name Landlord and Landlord's lender as additional insured, and the policy shall contain cross liability endorsements.

      Not more frequently than each two (2) years, if, in the reasonable opinion of Landlord or of Landlord's lender, the amount of public liability and property damage insurance coverage at that time is not adequate due to inflation, Tenant's activity, substantial increase in recovered liability claims, or any combination thereof, Tenant shall increase the insurance coverage as may be reasonably required by either Landlord or Landlord's lender, or in accordance with the industry standards.

      This comprehensive public liability insurance policy shall (i) provide for contractual liability coverage with respect to the indemnity obligation set forth above, (ii) provide for severability of interests, and (iii) provide that an act or omission of one of the insureds or additional insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to the other additional insureds or the insured, respectively.

      Landlord makes no representations that the limits of liability specified to be carried by Tenant pursuant to this Section are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain, at Tenant's sole cost and expense, such additional insurance coverage as Tenant deems adequate.

      Tenant, at its cost, shall further procure and maintain Worker's Compensation Insurance and Employer's Liability Insurance with a limit of no less than the amount and in form required by law.

      E. Tenant's Fire Insurance

      Tenant, at its sole cost and expense, shall maintain all-risk fire and casualty insurance with standard extended coverage endorsement, including theft, vandalism, and malicious mischief, for

100% of the replacement value of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise, inventory, records and personal property from time to time in the Leased Premises.

      F. Waiver of Subrogation

      Landlord and Tenant mutually release the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property arising by reason of fire and such items as are included under the normal extended coverage clauses of fire insurance policies as required to be carried by the parties under this Lease or any other insurance actually carried by such party, and do hereby mutually waive all rights of subrogation in favor of any insurance carrier against the other arising out of any such loss or damage.

      G. Tenant's Contractor's Insurance

      Tenant shall require any contractor of Tenant performing work on the Leased Premises to carry and maintain, at no expense to Landlord: a) comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection, with respect to personal injury, death or property damage of not less than One Million Dollars ($1,000,000.00) per occurrence, Combined Single Limit/Two Million Dollars ($2,000,000.00) aggregate; b) comprehensive automobile liability insurance with limits for each occurrence of not less than One Million Dollars ($1,000,000.00) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage; and
c) Worker's Compensation or similar insurance in form and amounts required by law.

      H. Other Insurance Matters

      All the insurance required of Tenant under this Lease shall:

      1. Be issued by insurance companies authorized to do business in the State of Washington with a financial rating of at least AA or better as rated in the most recent edition of Best's Insurance Reports.

      2. Contain an endorsement requiring thirty (30) days written notice from the insurance company to both parties and Landlord's lender before cancellation, non-renewal or change in the coverage, scope or amount of any policy.

      3. Be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

      Tenant shall furnish the insurance carriers with a copy of this Lease to insure proper coverage.

      Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the Landlord at the commencement of the term, and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

      If Tenant shall fail to perform any of its obligations under this Section X, Landlord may perform the same and the cost of the same shall be deemed additional rent and payable upon Landlord's demand.

      Tenant's obligation to insure may be provided by appropriate amendment, rider, or endorsement on any blanket policy or policies carried by Tenant.

      XI. DESTRUCTION

      If the Leased Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord.

      In case the Leased Premises shall be partially or totally damaged or destroyed by fire or other casualty insurable under standard extended risk insurance as to become partially or totally untenable, after date of notification by Tenant to Landlord of the happening of the damage, Tenant, at its sole cost, provided insurance proceeds are made available by Landlord and by its lender in an amount to fully pay for such repairs, shall proceed forthwith to repair or restore such damage as nearly as practicable to the condition and character prior to such damage or destruction within a reasonable time (subject to reasonable time allowance for the purpose of adjusting the insurance loss and for unavoidable delay), unless Landlord or Tenant elects to terminate this Lease as hereinafter provided.

      In the event more than forty percent (40%) of any building on the Leased Premises shall be destroyed by fire or other casualty insurable under standard risk insurance, or in the event any building on the Leased Premises shall be damaged or destroyed to any extent by a casualty other than those covered by fire and standard extended coverage risk insurance, then and in such event, Tenant may, if it so elects, rebuild or put said building in good condition and fit for occupancy within a reasonable time after date of notification of the destruction or damage, or may, upon thirty (30) days written notice given within forty-five (45) days of the date of notification of the destruction or damage, terminate this Lease as to the portion of the premises so destroyed, with the rent to abate pro rata for the Camp Family Parcels of by the amount of rent payable under the Third Party Leases, to the extent permitted in the Third Party Leases; provided, however, Tenant may not partially terminate this Lease with respect to that portion of the property so damaged if such terminated portion is of such a size or configuration that it has little or no economic value to Landlord, in which event Tenant shall have the right to terminate this Lease and Sublease with respect to the entire Leased Premises unless, in lieu of such total termination, Landlord elects to allow the partial termination with respect to that portion of the premises so partially damaged. Unless Tenant elects to terminate this Lease, this Lease shall remain in full force and effect. In the event tenant elects to rebuild, rent shall abate ratably, providing that Tenant diligently pursues completion of any required restoration.

      If the Lease is canceled or partially terminated by reason of such damage or destruction, any insurance proceeds for damage to the Leased Premises, not including Tenant's fixtures, machinery, equipment, and other personal property, whether obtained by Tenant or Landlord, shall belong to Landlord, free and clear of any claims by Tenant. Any insurance proceeds for damage to Tenant's fixtures, equipment, machinery, and other personal property, shall belong to Tenant, free and clear of any claims by Landlord.

      In the event the parking area shall be materially and substantially damaged by reason of any casualty to such an extent as to render the same untenable in whole or in a substantial part thereof, then Tenant, at its option, may terminate this Lease, as to the portion of the parking area so damaged, by giving written notice to the other not later than ninety (90) days after the date of such damage.

      XII. ASSIGNMENT AND SUBLETTING

            A. Tenant's Assignment or Sublease

      Tenant may assign this Lease or sublet all or any portion of the Premises to any entity, including trusts, corporations, partnerships and limited liability companies, that is owned or controlled in majority part by Sidney DeBoer or any member of his Immediate Family, or any other entity owned or controlled in majority party by Sidney DeBoer or any member of his Immediate Family ("Permitted Assignee"), without the prior consent of Landlord; provided, however, such assignment or transfer must be consented to by Guarantor, which must ratify and reaffirm its unconditional guaranty of the payment and performance by the tenant's obligations under this Lease and Sublease . As used herein, Immediate Family shall mean the spouse, sons or daughters of Sidney DeBoer , the Estate of Sidney DeBoer, any entity owned or controlled in majority part by any of them. Tenant and Permitted Assignee's may assign or sublet to any other party only with the prior consent of Landlord, which consent may be given or with held in the exercise of Landlord's sole and unqualified discretion. In the event Landlord refuses its consent to a proposed assignment, Tenant shall thereafter have the right to terminate this Lease upon thirty (30) days notice to Landlord, upon payment to Landlord of the remaining rent reserved under the Lease for the remaining term then in effect. Alternatively, Tenant shall have the right to assign this Lease to the assignee rejected by Landlord for a period of eighteen (18) months from the date of such assignment, during which period Landlord and the assignee shall attempt in good faith to negotiate the terms and conditions of a new lease for the Premises; provided, however, notwithstanding such limited assignment, Tenant shall not be relieved from performance of its obligations under this Lease. In the event Landlord and the assignee shall fail to agree on such terms of a new lease during such eighteen (18) month period, either party may terminate this Lease upon thirty (30) days notice to the other party, and upon payment, by Tenant, of the remaining rent reserved under the Lease for the remaining term then in effect. Notwithstanding the foregoing, if Landlord's consent to a proposed assignment is unreasonably withheld, Tenant shall be relieved of its obligations under this Lease, excluding its obligations under Article IV arising prior to such date. Landlord's consent to a proposed assignment shall be deemed to have been unreasonably withheld if the proposed assignee is at least as credit worthy as Tenant and Guarantor, its financial condition is at least as good as that of Tenant and Guarantor, and the proposed assignee has sufficient business experience in, and a good business reputation in, the automobile sales and leasing business.

      Notwithstanding anything to the contrary contained in the next preceding paragraph Landlord hereby consents to the assignment of the Lease: (i) as security for the Tenant's performances of obligations incurred in order to finance Tenant's business; or (ii) to any corporation, partnership, joint venture, or other entity controlling, controlled by or under common control with Tenant.

      If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation or liquidation and any change in the ownership of Tenant, the result of which is that the power to vote the majority of Lithia Motors, Inc. outstanding voting stock, however accomplished, and whether in a single transaction or in a series of transactions, is not held by Sidney DeBoer or a Permitted Assignee, shall constitute an assignment for the purpose of this Section requiring Landlord's prior written consent in each instance.

      Tenant's request for consent to a transfer shall include a written statement of the details of the proposed transfer, including the name, address, business, intended use of the Leased Premises, financial condition of the prospective transferee, financial details of the proposed transfer, a copy of the proposed transfer documents and any other information Landlord deems, relevant. At any time within thirty (30) days after Landlords receipt of the foregoing information, Landlord shall have the right (1) to withhold consent, to the extent permitted in this Section; or (2) to grant consent, subject to the terms and provisions of this Lease.

      Landlord shall have no obligation but shall have the right to accept such rent and other charges from any assignee or subtenant.

      Notwithstanding any transfer permitted herein, Tenant hereof shall not be released from the payment and performance of its obligations under this Lease and shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations under the terms, provisions and covenants of this Lease.

      Any attempted transfer without Landlord's prior written consent shall be void and of no force or effect.

      Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed transfer of this Lease or sublet of all or any part of the Leased Premises unless each request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of Twenty-Five Hundred Dollars ($2,500.00) to cover Landlord's administrative, legal, other costs and expenses incurred in processing each of Tenant's requests, including but not limited to the cost of investigating the credit, experience, skill, character, reputation, and ability of the proposed transferee. The foregoing fee shall only be payable upon Landlord's consent to Tenant's request. All transfers shall be by instruments in form satisfactory to Landlord executed by the transferor and the transferee, whereby any transferee assumes and agrees to be bound by and perform all of Tenant's obligations under this Lease. One original copy of such instrument shall be delivered to Landlord within five (5) days of its signing.

      Any transfer shall be subject in all respects to the terms and conditions of this Lease and Tenant shall not be in default in any provision hereunder beyond any applicable notice and grace period at the time of such transfer, assignment or subletting.

      Landlord's consent to one assignment, sublease or, transfer, if given, will not waive the requirement of obtaining the Landlord's consent to any subsequent assignment, sublease, or transfer.

      B. Landlord's Assignment

      Landlord shall have the right to transfer and assign, in full or in part, all its rights and obligations hereunder, and in such event and upon its transferee's assumption of Landlord's obligations hereunder (any such transferee to have the benefit of the provisions hereof), no further liability or obligation shall thereafter accrue against Landlord hereunder.

      XIII. DEFAULT AND REMEDIES

      A. Failure to Pay Rent

      Tenants failure to pay rent, or any other sum required to be paid by Tenant hereunder, when due, and after expiration of any applicable cure period, shall constitute a default by Tenant under this Lease.

      B. Performance of Covenants

      Other than Tenant's failure to pay any rental payment when due, if Tenant shall fail to make any other payment within thirty (30) days after Tenant's receipt of a written notice from Landlord specifying such default or perform any of Tenant's obligations under this Lease, or if such default is of a nature to require more than thirty (30) days for to cure and Tenant has initiated procedures to cure the default within such thirty (30) day period and diligently pursues such efforts to cure to completion, Tenant shall be allowed such additional time, not to exceed sixty (60) days, to cure any such default; notwithstanding the foregoing, Tenant shall not be allowed any grace period to cure a default which creates an imminent danger to the public or to the safety and integrity of the Leased Premises. Landlord may, after expiration of any applicable cure period provided herein, without waiving or releasing Tenant from any obligations of Tenant under this Lease, cure the default, in such a manner and to such extent as Landlord deems reasonable. All sums so paid by Landlord and all necessary costs and expenses in connection with the performance of any such obligation by Landlord, shall be deemed additional rent hereunder and shall be payable to Landlord within ten (10) days after Tenant's receipt of Landlord's statement of account thereon.

      C. Remedies Cumulative

      All rights and remedies of the Landlord hereunder shall be cumulative, and none shall exclude any other rights or remedies herein specified or otherwise allowed at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

      D. Reentry by Landlord

      If Tenant should neglect or refuse to timely pay any installment of rent, or additional rent, as herein provided, or to timely pay any other sums required by Tenant to be paid for a period of ten (10) days after written notice hereof by Landlord to Tenant (provided, however, Landlord shall only be required to give Tenant notice, written or otherwise, of its failure to pay rent only twice in any twelve (12) calendar month period), or if Tenant should abandon the Leased Premises, or vacate the Leased Premises (which shall be construed to mean Tenant shall not have conducted its business in the Leased Premises for a period of time exceeding thirty [30] days), or fail to keep said Leased Premises in good repair and condition, or should fail or refuse to timely observe, keep or perform any of the other terms, covenants, agreements or conditions contained herein, and if such default should continue for a period of at least forty-five
(45) days after written demand to cure the same has been given, (or, unless the nature of the default cannot be cured within forty-five (45) days, then Tenant shall be granted a reasonable amount of additional time to cure said default so long as Tenant shall commence the curing of the default within such forty-five
(45) day period and shall thereafter diligently prosecute the curing of same), then the Landlord may, at his option, terminate this Lease and upon such termination Tenant shall immediately quit and surrender the Leased Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

      Notwithstanding anything to the contrary in this Section XIV, if Tenant shall default in the performance of any covenant or agreement of this Lease two
(2) or more times in any twelve (12) month period for which Landlord has given Tenant notice, then notwithstanding that such defaults have been cured by Tenant, any further similar default during the next succeeding twelve (12) month period shall be deemed a default without further notice.

      If this Lease shall be terminated as herein provided, Landlord shall have the following rights:

            (1) To reenter the Leased Premises then or at any time thereafter and remove all persons and property and possess the Leased Premises, if the same can be done without a breach of the peace, without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, and Tenant shall have no further claim hereunder;

            (2) To remove, at Tenant's sole risk, any and all personal property in the Leased Premises and place such personal property in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property. If Tenant shall not immediately pay the cost of such storage within thirty (30) days, Landlord may sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, with ten (10) days notice to or demand upon Tenant, with the proceeds of such sale to be applied to the cost of such sale and to the payment of charges for storage and to the payment of any other sums of money which may then be due from Tenant to Landlord under any of the terms hereof.

            (3) To recover all damages incurred by Landlord by reason of the default. Tenant will remain liable to Landlord for rent and all other payments owed by Tenant to Landlord under the Lease that were earned but unpaid at the time of termination and for damages equal to the loss of net rental and other amounts that would have been owing by Tenant for the balance of the term, had the Lease not been terminated. Landlord shall apply the proceeds of any reletting first to the payment of such reasonable expenses as Landlord may have incurred in recovering possession of the Leased Premises, and removing persons and property therefrom, and in putting the same into good order and condition or preparing or altering the same for reletting, all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs in reletting the Leased Premises plus any other expense, including without limitation attorneys' fees, court costs and accounting and auditing expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and then to Tenant's obligation to pay rental and/or damages for loss of rental. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. If, in connection with any reletting, the new lease term extends beyond the existing term, or the Leased Premises covered by such new lease include other premises not part of the Leased Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section XIV will be made in determining the net proceeds from such reletting, and any reasonable rent concessions will be equally apportioned over the term of the new lease. In any case, whether or not the Leased Premises, or any part thereof, be relet, Tenant shall pay to Landlord the rent and all other charges required to be paid by Tenant up to the time of such termination of this Lease and thereafter, Tenant agrees to pay the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net proceeds of reletting, if any. Such damages shall be due and payable by Tenant monthly as the amount thereof is ascertained by Landlord, and Landlord, from time to time, may bring an action therefor as such monthly deficiencies arise. Tenant shall have no right to any rental which Landlord may receive after reletting which exceeds the rental reserved under this Lease.

      Landlord alternatively, at its option, will be entitled forthwith to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum, which at the time of such termination, represents:

                  (a) the rent and all other payments owed by Tenant to Landlord under the Lease that were earned but unpaid at the time of termination;

                  (b) all costs incurred by Landlord in retaking possession of the Leased Premises and restoring them to good order and condition;

                  (c) all costs, including without limitation, brokerage commissions, advertising costs and reasonable restoration and remodeling costs, incurred by Landlord in reletting the Leased Premises; plus,

                  (d) any other amount, including without limitation reasonable attorneys' fees, court costs and accounting and audit expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

            No re-entry or taking possession of the Leased Premises shall be construed as an election to terminate this Lease unless such election is affirmatively made in writing by Landlord or is decreed by a court of competent jurisdiction.

            D. Injunctive Relief

      Upon default by Tenant, Landlord may, at their option, restrain by injunction or other equitable means any breach of this Lease.

      E. Interest on Unpaid Rent

      The rent, insurance, real property taxes, assessments, and other similar charges, and any other charges as provided for herein, payable by Tenant to Landlord or others shall be deemed to be "rent" or "additional rent". Any such sums not paid when due shall bear interest at the then Prime Rate for all banks, as published in the Wall Street Journal, plus 5.00%, also known as "Default Rate", from the due date until paid. Interest shall accrue from the date funds are first due or, if the payment is for funds expended by Landlord on Tenant's behalf, from the date ten (10) days after Landlord's date of billing to Tenant. Interest shall not be payable on surcharges. Payment of interest shall not excuse or cure any default by Tenant under this Lease.

      F. Costs and Attorney Fees

      Should any action be brought under this Lease Agreement or should any action be brought to recover any rent due hereunder, or for breach of any provision of this Lease, the substantially prevailing party shall be awarded its reasonable attorneys' fees against the losing party. Landlord and Tenant hereby agree that jurisdiction and venue for any suit shall properly lie in Spokane County, State of Washington.

      In the event either Landlord or Tenant is required to employ an attorney or seek legal advice for any reason because of the filing of a voluntary or involuntary bankruptcy petition under any bankruptcy chapter by the other, all such reasonable legal fees and costs so incurred shall be deemed an additional expense under this Lease, and shall be payable in full the month following billing by their respective attorneys. Such legal fees shall include, without limitation, review of any and all notices, schedules, or petitions concerning the case; attendance at creditors meetings; negotiations with debtor or debtor's counsel; preparation and filing of any and all notices, motions, objections, or any other pleadings in connection with the cause on behalf of either Landlord or Tenant, as the case may be, including, without limitation, motions to assume or reject this Lease, to seek relief from stay, to recover administrative expenses; or review any Disclosure Statements and Plans of Reorganization.

      G. Non-Waiver

      No failure of Landlord or Tenant to insist upon the strict performance of any provision of this Lease shall be construed as depriving either of the right to insist on strict performance of such provision or any other provision in the future. No custom or practice which may develop between the parties in the administration of the terms hereof shall be construed to waive or lessen Landlord's right to insist upon performance by Tenant in strict accordance with such terms. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

      No acceptance of partial rent or of any other partial payment by Landlord from Tenant after any default by Tenant shall constitute a waiver of any such default or any other default. No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent stipulated shall be deemed to be other than on account of the rent stipulated nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction. Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy hereunder.

      Consent by Landlord in any one instance shall not dispense with necessity of consent by Landlord in any other instance.

      H. Remedies In The Event Of Bankruptcy Or Other Proceeding

            1. Anything contained herein to the contrary notwithstanding, if termination of this Lease shall be stayed by order of any court having jurisdiction over any proceeding described in Section XIII, or by federal or state statute, then, following the expiration of any such stay, or if Tenant or Tenant as debtor-in possession or the trustee appointed in any such proceeding (being collectively referred to as "Tenant" only for the purposes of this Section XIV.J.) shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Tenant shall fail to provide adequate protection of Landlord's right, title and interest in and to the Leased Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days notice to Tenant and upon the expiration of said fifteen (15) day period of this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Leased Premises as aforesaid. Upon the termination of this Lease as provided above, Landlord, without notice, may reenter and repossess the Leased Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

            2. For the purposes of the preceding Subsection 1. adequate protection of Landlord's right, title and interest in and to the Leased Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, shall include, without limitation, the following requirements: a) that Tenant comply with all of its obligations under this Lease; b) that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Leased Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate rent payable for such monthly period; c) that Tenant continue to use the Leased Premises in the manner originally required by this Lease; d) that Landlord be permitted to supervise the performance of Tenant's obligations under this Lease: e) that Tenant pay to Landlord within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Leased Premises and adequate assurances of the complete and continuous future performance of Tenant's obligations under this Lease, an additional security deposit in a reasonable amount acceptable to Landlord; f) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; g) that if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. ss.365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant's estate, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. ss.365(b)(3), as it may be amended, shall be given to Landlord by Tenant no later than fifteen (15) days after receipt by Tenant of such offer, but in any event no later than thirty (30) days prior to the date that Tenant shall make application to such court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept, or to cause Landlord's designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of this consideration to be paid by such person for the assignment of this Lease; and b) that if Tenant assumes this Lease and proposes to assign the same, and Landlord does not exercise its option pursuant to Subsection XIV.J.2.g., Tenant hereby agrees that: I) such assignee shall have a net worth of not less than the net worth of Tenant as of the Commencement Date, or such Tenant's obligations under this Lease shall be unconditionally guaranteed by a person having a net worth equal to Tenant's net worth as of the Commencement Date; ii) such assignee shall not use the Leased Premises except subject to all the restrictions contained in this Lease; iii) such assignee shall assume in writing all of the terms, covenants and conditions of this Lease including, without limitation, all of such terms, covenants and conditions respecting the permitted use and payment of base rent and all additional rent and such assignee shall provide Landlord with assurances satisfactory to Landlord that it has the experience in operating businesses having the same or substantially similar uses as the permitted use, sufficient to enable it so to comply with the terms, covenants and conditions of this Lease and successfully operate the Leased Premises for the permitted use; (iv) such assignee shall indemnify Landlord against, and pay to Landlord that amount of, any payments which Landlord may be obligated to make to any Mortgagee by virtue of such assignment; and (v) such assignee shall pay to Landlord an amount equal to the unamortized portion of any construction allowance made to Tenant.

      XIV. EMINENT DOMAIN

      If the whole of the Leased Premises shall be taken by any public authority under the power of eminent domain, or conveyed under a threat of condemnation, the lease term shall cease as of the day possession shall be taken by such public authority, and Tenant shall pay rent up to that date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to the date of taking.

      If more than forty percent (40%) of the total square footage of all buildings on the Leased Premises shall be taken under the power of eminent domain, or conveyed under the threat of condemnation, or more than forty percent (40%) of the paved area on the Leased Premises is taken under the power of eminent domain, or conveyed under the threat of condemnation, Tenant may, by notice in writing to Landlord on or before the day of surrendering possession to the public authority, terminate this Lease, and rent shall be paid or refunded as of the date of termination. In the event the Lease is not so terminated, then the Lease shall continue in full force and effect except that the base rent shall be equitably abated for the taking of the Leased Premises and Landlord shall make all necessary repairs or alterations, to the extent of available condemnation proceeds, to the basic building and exterior work so as to constitute the remaining Leased Premises a complete architectural unit.

      All compensation awarded for any taking under the power of eminent domain, whether for the whole or part of the Leased Premises, shall be property of the Landlord, whether such damages shall be awarded as compensation for the diminution in the value of or loss of the leasehold or for diminution in the value of or loss of the fee of the Leased Premises, or otherwise. Nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expense of removal of Tenant's trade fixtures, or loss of Tenant's good will.

      XV. LANDLORD'S ENTRY ON LEASED PREMISES

      Landlord, its agents, employees, contractors and authorized representatives shall have the right to enter the Leased Premises at any time in an emergency and otherwise at reasonable times during normal business hours for any of the following purposes:

            (1) To determine whether the Leased Premises are in good condition and whether Tenant is complying with its obligations under this Lease.

            (2) To serve, post, or keep posted any notices required or allowed under the provisions of this Lease.

            (3) To show the Leased Premises Landlords lenders, and to prospective brokers, agents, or buyers.

            (4) To do any necessary maintenance, repair or replacement to the Leased Premises, the utility services, that Landlord has the right or obligation to perform.

      XVI. SUBORDINATION: OFFSET STATEMENT; TENANT FINANCING

      A. SUBORDINATION BY TENANT

      This Lease and all rights of the Tenant shall be subordinate to the lien of any existing or and future encumbrance, including any deed of trust, mortgage, or other written security device or agreement now or hereafter affecting the Leased Premises and the note or other obligation secured by it, placed by Landlord on the Leased Premises, and to any encumbrance thereafter placed by Landlord on the Leased Premises. The Tenant shall, upon written demand, execute, acknowledge and deliver to the Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of the Tenant hereunder, to the lien of any such encumbrance or encumbrances.

      Notwithstanding the foregoing subordination, Tenant's rights under this Lease shall not be disturbed by the holder of any encumbrance heretofore or hereafter placed by Landlord upon the Leased Premises, as evidenced by a commercially reasonable nondisburbance agreement, unless Tenant shall breach any of the provisions hereof and this Lease or Tenant's rights to possession hereunder shall have been terminated in accordance with the provisions of this Lease.

      From time to time, Tenant will execute, acknowledge and deliver in recordable form to Landlord, within twenty (20) days of receipt, (and which twenty (20) [or thirty (30) days in the event Tenant is out of town or ill] day period is not subject to any notice and cure periods otherwise provided for under this Lease) an estoppel certificate in Landlord's form stating (1) that this Lease is in full force and effect and whether there have been any modifications; (2) the date to which rental and other sums are paid in advance;
(3) that no notice of default has been received which has not been cured, except as specified; and (4) such other reasonably requested matters. Such certificate may be conclusively relied upon by any prospective purchaser, mortgagee or trust deed beneficiary. Tenant's failure to deliver such certificate within the specified time shall constitute a material default under this Lease.

      If any mortgage, insurance, or other institutional lender requires, as a condition to the financing or refinancing, any reasonable modification of the terms or conditions of this Lease, Tenant shall execute such modification or amendment, provided such modification shall not (1) increase the rent or Tenant's share of any costs, (2) reduce or lengthen the term of the Lease, (3) interfere with Tenant's use or occupancy of the Leased Premises, or (4) adversely change any of Tenant's obligations. It is hereby agreed that the following modifications shall be deemed reasonable modifications: (I) Subordination--any change(s) to the subordination and attornment provisions of this Lease, (ii) Notice--any change(s) to the notice provisions of this Lease which require Tenant to give notice of any default by Landlord to the lender, or
(iii) Default--any changes to the default provisions of this Lease which permit the lender to cure any defaults by Landlord together with the granting of such additional time to cure as may be required for Lender to get possession of the building of which the Leased Premises are a part. If Tenant refuses to execute any modifications which are stated by Landlord to be necessary in connection with approval of this Lease for the purposes of such financing within ten (10) days after receipt, it shall constitute an Event of Default hereunder and Landlord, at his sole option, shall have the right by fifteen (15) days written notice, to terminate this Lease and may thereafter pursue its remedies for default as provided herein.

      Nothing herein shall restrict the ability of Tenant to encumber its leasehold estate, but Tenant shall have no right or ability to encumber Landlord's interest in the Leased Premises.

      B. TENANT FINANCING

      (1) Tenant shall have the right to mortgage or otherwise encumber its interests under this Lease and Sublease. Tenant shall notify Landlord of the existence, identity, and address of any Leasehold Mortgagee, and shall provide Landlord with a copy of all recorded instruments constituting the Leasehold Mortgage; Landlord acknowledges that Tenant has or may enter into a Leasehold Mortgage with U.S. Bank National Association. So long as any such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

            (a) Landlord and Tenant shall not cancel, surrender, or modify this Lease and Sublease without first obtaining the consent of any Leasehold Mortgagee, which consent shall not be unreasonably withheld; provided, however, nothing herein shall prevent the termination of this Lease upon Tenant's uncured default, subject to Leasehold Mortgagee's right to cure such default as set forth herein.

            (b) Landlord, upon providing Tenant any notice of default, or of a matter upon which Landlord may predicate or claim a default, or any notice of termination of this Lease and Sublease, shall at the same time provide a copy of such notice to every Leasehold Mortgagee of which Landlord has been provided notice in accordance with this section. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee of which Landlord has been provided notice in accordance with this section. From and after the date such notice has been given to Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period, after the giving of such notice upon it, for remedying any default or acts or omissions which are the subject matter of such notice which can be remedied by such Leasehold Mortgagee, or causing the same to be remedied, as is given to Tenant in such Notice.

            (c) If Tenant shall acquire trade fixtures, equipment, machinery, inventory, or other goods and effects ("Personal Property") subject to a purchase money security interest, or if any lender provides Tenant with financing, the proceeds of which are intended to enable Tenant to use and occupy the Leased Premises or to operate Tenant's business thereon, and such financing is secured in whole or in part by the Personal Property, Landlord shall, upon request from Tenant, execute a waiver, in favor of any such secured party, waiving its statutory landlord's lien against the Personal Property, and shall allow the holder of any such perfected security interest to remove such personal property from the Premises, so long as the same can be promptly accomplished without material damage to the Premises, and so long as holder of any such perfected security interest provides Landlord with such assurances as Landlord may reasonably require that any damage which may be caused to the premises in such removal will be promptly repaired at the sole cost and expense of such secured party.

            (d) If any Leasehold Mortgagee, requires, as a condition to the financing or refinancing of Tenant's leasehold estate, any reasonable modification of the terms or conditions of this Lease, Landlord shall execute such modification or amendment, provided such modification shall not (1) decrease the rent or Tenant's share of any costs, (2) reduce or lengthen the term of the Lease, (3) materially alter the respective rights and obligations of either Tenant or Landlord under this Lease or Sublease. It is hereby agreed that the following modifications shall be deemed reasonable modifications: (i) Notice--any change(s) to the notice provisions of this Lease which require Landlord to give notice of any default by Tenant to the lender, or (ii) Default--any changes to the default provisions of this Lease which permit the lender to cure any defaults by Tenant together with the granting of such additional time to cure as may be required for Lender to get possession of the building of which the Leased Premises are a part; provided, however, nothing herein shall excuse the payment of rent during such period.


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

      XVII. SURRENDER OF LEASED PREMISES; HOLDING OVER

      A. Surrender of Premises

      Tenant covenants and agrees to deliver up and surrender possession of the Leased Premises, not including Tenant's machinery and equipment hereunder (other than [those] that Landlord has demanded Tenant to remove in accordance with paragraph VI) to the Landlord forthwith upon expiration of the term of this Lease, or upon its earlier termination as herein provided, broom clean and in good condition and repair, reasonable wear and tear excepted (except for destruction to the Leased Premises covered by paragraph XI where Tenant elects to terminate). Tenant hereby agrees that if it fails to surrender the Leased Premises at the end of the Term, or any renewal thereof, Tenant will be liable to Landlord for any and all damages including consequential damages which Landlord shall suffer by reason thereof. In addition, Tenant shall pay to Landlord, during any period that it shall refuse to surrender possession of the Leased Premises to Landlord a rental equal to one hundred fifteen percent (115%) of the base rent payable by Tenant to Landlord during the last rental year of the term. This Section shall survive expiration of the Lease.

      Any personal property left in, on or about the Leased Premises after the expiration of this Lease will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord upon ten (10) days notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Leased Premises caused by the removal of such property.

      B. Holding Over

      If Tenant does not vacate the Leased Premises upon the expiration or earlier termination of this Lease and Landlord thereafter accepts rent from Tenant, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days notice given at any time by either party.

      All provisions of this Lease except those pertaining to term shall apply to the month-to-month tenancy.

      XVIII. Right of First Refusal

      During the Term hereof, should Landlord receive a bona fide offer from any third party to purchase the Leased Premises, or any portion thereof, which Landlord desires to accept, Landlord shall, before accepting such offer, notify Tenant in writing of all of the terms and conditions thereof and shall first offer in writing to sell the Premises to Tenant upon the same terms and conditions. Upon receipt of any such notice and offer from Landlord, Tenant shall have twenty (20) days thereafter within which to accept the same. Should Tenant fail to accept any such offer within said twenty (20) day period, Landlord shall be free to sell the Premises to the original offeror upon the same terms and conditions offered to Tenant without further notice to Tenant, which sale shall be subject to this Lease, including Tenant's right of first refusal contained herein. Should Landlord, after having made such offer to Tenant as above-described, fail to sell the Premises upon the same terms and conditions offered to Tenant, Landlord shall give Tenant notice in the manner set forth above of any further or different offers received by Landlord for the purchase of the Premises and shall first offer to sell the same to Tenant upon the same terms and conditions before accepting any such further or different offer. It is expressly understood and agreed by and between the parties hereto that Tenant shall have the right of first refusal with respect to each and every offer to sell or purchase made or received by Landlord or by any successor Landlord, and that Landlord at the time of the making or receipt of such offer to sell or purchase shall in each and every instance notify Tenant of such offer in the manner set forth above, and Tenant shall have the right to purchase the Premises under the terms and conditions of such offer in accordance with the terms and provisions set forth above.

      XIX. MISCELLANEOUS PROVISIONS

      A. General Provisions

            1. Delivery of Notices

            All notices, demands, statements, and requests (collectively the "notice") required or permitted to be given under this Lease must be in writing and shall be deemed to have been properly given or served as of the date hereinafter specified: (I) on the date of personal service upon the party to whom the notice is addressed, (ii) three (3) days after the date the notice is postmarked by the United States Post Office, provided it is sent prepaid, registered or certified mail, return receipt requested, or (iii) on the date the notice is delivered by a reputable professional courier service (including Federal Express, Express Mail, Emery Airborne, DHL or similar operation) to the address of the party to whom it is directed, provided it is sent prepaid, return receipt requested.

            Notice to the party to whom such service is to be given shall be at the following addresses:

            Landlord:  CAMP INVESTMENTS, L.L.C.

                       Spokane, WA 992____

            Lender:  WASHINGTON TRUST BANK
                     717 West Sprague
                     Spokane, WA 99201

            Tenant or  Lithia Real Estate, Inc.

            Guarantor: Lithia Motors, Inc.
                       360 East Jackson
                       Medford, OR 97501

            Leasehold  U.S. Bank, National Association
            Mortgagee: 111 SW 5th Avenue, Suite 400
                       Portland, OR 97204

      Each party shall have the right from time to time and at any time, upon at least ten (10) days prior written notice thereof in accordance with the provisions hereof, to change its respective address and to reasonably specify any other addresses within the United States of America; provided, however, notwithstanding anything herein contained to the contrary, in order for the notice of address change to be effective it must actually be delivered. Refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

      Written notices of changes of any of the foregoing addresses may be delivered or mailed from time to time in the same manner as any other written notice hereunder.

            2. Exhibits - Incorporation of Lease

            All exhibits referred to are attached to this Lease and incorporated by reference.

            3. Short Form Lease

            The Parties agree to record a mutually acceptable short form memorandum of this lease.

            4. Where to Pay Rent

            All rent hereunder shall be paid to Landlord at his foregoing address or at such other addresses as Landlord may, from time-to-time designate in writing.

            5. Time of Essence

            Time is of the essence of each provision of this Lease.

            6. Signature

            This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered triplicate originals to Landlord and (b) Landlord has executed and delivered one (1) of such originals to Tenant.

            7. Parties Bound by Lease

            This Lease shall be binding upon and inure to the benefit of the parties hereto, and their heirs, executors, administrators, successors and lawful assigns.

            8. Corporate Authority

            If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Upon execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing such execution or other reasonably acceptable evidence of such authority. Each person signing on behalf of Landlord represents that he or she has the authority to do so and, upon its execution, binds Landlord.

            9. Brokers

            Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Leased Premises. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commission from anyone with whom either of them has consulted or negotiated with regard to the Leased Premises.

            10. Attachments

            The following documents are attached hereto, and such documents, as well as all drawings and documents prepared thereto, shall be deemed to be part hereof:

            The Third Party Leases

      B. Interpretation of Lease

            1. Section Headings for Convenience Only

            The headings of the Sections and Subsections herein contained are for convenience only and do not necessarily define, limit, describe or construe the contents thereof.

            2. Genders and Plurals

            As used in this Lease, the singular includes the plural and vice versa, and words of any gender used in this Lease shall be held and construed to include any other gender.

            3. Partial Invalidity

            If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not affected thereby, and each term and provision of this Lease shall be valid and be enforced as written to the fullest extent permitted by law.

            4. Cannon of Construction

            This Lease was freely and voluntarily negotiated between the parties. Although the printed provisions of this Lease were initially drawn by Landlord or Landlord's agent, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. This Lease has been submitted to the scrutiny of all parties and their counsel if desired or required and the parties agree to hold the author harmless from any liability. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended to state the converse, obverse, or opposite of the deleted language. This Lease shall be read as if obliterated or deleted language had never existed and interlineated language had always existed and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration of weight being given to its having been drafted by any party hereto or its counsel.

            5. Entire Agreement

            This Lease and the exhibits attached hereto and forming a part hereof, set forth all the final covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between them other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

            6. Governing Law

            This Lease shall be governed by the laws of the State of Washington.

            7. Underlying Leases

                  a. Landlord's Title. Landlord covenants that it holds valid leasehold estates for the Third Party Leases and the Camp Family Parcels, except for the Owned Parcels, which Landlord owns in fee, and that it has the full right to make this Sublease, and that with full compliance with all of its obligations hereunder, Tenant shall have quiet and peaceful enjoyment of the Leased Premises during the term of this Sublease. Landlord further warrants to Tenant that the Camp Family Leases and the Third Party Leases are in full force and effect, that Landlord is not in default thereunder, and that there have been no amendments thereto other than have been provided to Tenant. Landlord further covenants that Landlord will not enter into any modification of the Underlying Leases without first obtaining Tenant's prior written consent, which consent shall not be withheld if such modification does not adversely affect Tenant's rights under this Sublease.

                  b. Underlying Lease Payments. Landlord hereby covenants that it will comply with all of its obligations as tenant under the Underlying Leases. Landlord will pay to the lessors under the Camp Family Leases and the Third Party Leases, as and when due, all rents and other amounts required to be paid pursuant to the terms of the Camp Family Leases and Third Party Leases to become in default. Landlord hereby agrees to indemnify, protect, defend, and hold harmless Tenant from and against any loss, liability, or claim arising out of Landlord's breach of the Camp Family Leases and Third Party Leases; provided, however, notwithstanding the foregoing, Landlord shall have no duty to so indemnify Tenant from any action, loss or damage caused by Tenant's failure to make rent payments provided herein, including any failure to pay the rent attributable to the Camp Family Leases and Third Party Leases.

                  c. Underlying Lease Default. Landlord agrees to immediately forward to Tenant a copy of any notices received by Landlord under the Underlying Leases. In the event Landlord fails to make any payment when due under the Underlying Leases (and such failure is not caused or attributable to Tenant's failure to make rent payments as provided herein, including any failure to pay rent attributable to the Third Party Leases), or is otherwise in default thereunder, Tenant may, but is not obligated to, make such payments on behalf of Landlord, or take such other action as may be necessary, in Tenant's estimation, to cure such default, or to prevent the Underlying Leases from being terminated. All amounts so paid by Tenant, and all costs of taking such actions on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant, and if not so paid by Landlord, may be applied by Tenant to reduce subsequent rent payments owed to Landlord under this Sublease.

      XX. GUARANTY

      In consideration of Landlord's agreement to accept Tenant as the tenant of the Leased Premises, Guarantor hereby agrees to absolutely and unconditionally guaranty the full payment and performance of all of Tenant's obligations and covenants under this Lease and Sublease. Landlord and Tenant may amend, modify, and otherwise alter the terms and conditions of this Lease and Sublease without in any manner effecting or reducing Guarantor's obligation to guaranty the payment and performance of Tenant's obligations under this Lease and Sublease, as so amended, modified or otherwise altered.

      EXECUTED ON THE DATE FIRST SET FORTH ABOVE.

                                        LANDLORD:

                                        CAMP INVESTMENTS, L.L.C.

                                        By:_____________________________________
                                           Authorized Managing Member


                                        TENANT:

                                        LITHIA REAL ESTATE, INC.

                                        By:_____________________________________

                                        Its:____________________________________


                                        GUARANTOR:

                                        LITHIA MOTORS, INC.

                                        By ________________________________

                                        Its ________________________________